(e)(iii)

FORM OF

[October 31, 2008]

Todd Modic

Senior Vice President

ING Funds Distributor, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Distribution Agreement dated January 1, 2002, between ING Variable Portfolios, Inc. and ING Funds Distributor, LLC (the “Agreement”) we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING U.S. Government Money Market Portfolio, effective [October 31, 2008], a newly established Series of ING Variable Portfolios, Inc. (the “Portfolio”), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolio to the Amended Schedule A of the Agreement. The Amended Schedule A is attached hereto.

Please signify your acceptance to act as Underwriter under the Agreement with respect to the Portfolio.

Very sincerely,

Kimberly A. Anderson
Senior Vice President
ING Variable Portfolios, Inc.

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC

By:
Todd Modic
Senior Vice President

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Variable Portfolios, Inc.
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

FORM OF

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

between

ING VARIABLE PORTFOLIOS, INC.

and

ING FUNDS DISTRIBUTOR, LLC

Company

ING BlackRock Global Science and Technology Portfolio

ING Global Equity Option Portfolio

ING International Index Portfolio

ING Lehman Brothers U.S. Aggregate Bond Index® Portfolio

ING Morningstar U.S. Growth Index Portfolio

ING Opportunistic LargeCap Growth Portfolio

ING Opportunistic LargeCap Value Portfolio

ING Russell™ Large Cap Index 85% Portfolio

ING Russell™ Large Cap Index Portfolio

ING Russell™ Mid Cap Index Portfolio

ING Russell™ Small Cap Index Portfolio

ING U.S. Government Money Market Portfolio

ING VP Index Plus LargeCap Portfolio

ING VP Index Plus MidCap Portfolio

ING VP Index Plus SmallCap Portfolio

ING VP Small Company Portfolio

ING WisdomTreeSM Global High-Yielding Equity Index Portfolio